ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARY

EXHIBIT 10(p)--First Amendment to Letter of Agreement, dated December 31, 1994, by and between the Registrant and NationsBank and unsecured
Promissory Note of the Registrant to NationsBank dated February 27, 1995.





                             FIRST AMENDMENT TO LETTER AGREEMENT


                          THIS FIRST AMENDMENT TO LETTER AGREEMENT (the
                 "First Amendment"), dated as of December 31, 1994, is made by and between

                          ONE PRICE CLOTHING STORES, INC. (the "Borrower");
                          and

                          NATIONSBANK, N.A. (CAROLINAS), a national banking
                 association organized and existing under the laws of the United States and having offices in Charlotte, North Carolina (the "Bank").

                 RECITALS:

                          A. The Borrower and the Bank entered into a letter agreement, dated as of April 14, 1994 (the "Letter Agreement").

                          B. The Borrower and the Bank have agreed to amend the Letter Agreement as set forth herein.

                          NOW THEREFORE, the parties hereto agree as follows:

                          1.      The Letter Agreement is amended as
                                  follows:

                                  (a)      all references to "NationsBank of
                 North Carolina, N.A." are replaced with references to "NationsBank, N.A. (Carolinas)";

                                  (b)      Financial Covenant 5) on page 3
                 is amended in its entirety so that such Financial Covenant now reads as follows:

                                           5)      Minimum Fixed Charge
                 Coverage Ratio of 0.85 to 1.00 for the fiscal quarter ending December 31, 1994 and 1.00 to 1.00 for each fiscal quarter ending thereafter.

                          2. Except as hereby modified, all the terms and provisions of the Letter Agreement and exhibits thereto remain in full force and effect.

                          3. The Borrower will execute such additional documents as are reasonably requested by the Bank to reflect the terms and conditions of this First Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Bank. In addition, the Borrower will pay all costs and expenses in connection with the preparation, execution and delivery of the documents executed in connection with this transaction, including, without limitations, the reasonable fees and out-of-pocket expenses of special counsel to the Bank as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save the Bank harmless from any and all such costs, expenses and liabilities.

                          4. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one counterpart.

                          5.      This First Amendment and all other
                 documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina for the purposes of resolving disputes hereunder and thereunder or for purposes of collection.

                          IN WITNESS WHEREOF, the parties hereto have caused
                 this First Amendment to be executed by their fully authorized officers as of the day and year first above written.

                                  ONE PRICE CLOTHING STORES, INC.


                                  By:      Stephen A. Feldman
                                  Title:   Chief Financial Officer


                                  NATIONSBANK, N.A. (CAROLINAS)

                                  By:      Mark D. Halmrast
                                  Title:   Assistant Vice President





                 NATIONSBANK
                                        Promissory Note



                                             Amount                  Date

                                           $5,000,000.00            2-27-95

                 Lease
                 For Value Received, One Price Clothing Stores, Inc. ("Borrower") unconditionally (and jointly and severally, if more than one promise(s) to pay to the order of NationsBank of North Carolina, N.A. ("Bank"), at its offices at Charlotte, North Carolina, or at such other place as may be designated by Bank, in immediately available funds, the principal sum of five million and no/100 dollars ($5,000,000), together with interest from the date hereof on the unpaid principal balance hereunder, computed daily at the interest Rate indicated below, payable in accordance with the Payment Schedule indicated below.

                 Rate
                 __ the Rate shall be the Prime Rate of Bank (defined below) plus_____________ (_______%) Percent
                  X  the Rate shall be as defined accompanying Letter
                 Agreement of April 14, 1994.

                 __ If this block is checked also, this is a variable rate, consumer purpose loan secured by a one to four unit residential structure and shall have a maximum interest rate of ____% or the maximum rate authorized by applicable law, whichever is less.

                 Interest will be payable:___  In arrears   ___ in advance

                 Interest at the Rate set forth above, unless otherwise indicated, will be calculated on the basis of the 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. If interest is not to be computed using this method, describe the method to be used:
                 ___________________________________________________________
                 ___________________________________________________________

                 The "Prime Rate of Bank" is the fluctuating rate of interest established by Bank from time to time as its "Prime Rate," whether or not such rate shall be otherwise published. Such Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any loan. Any Rate based on a fluctuating index or base rate will, unless otherwise provided, change each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, please describe:_________________________________________________


                 Whenever there is a default under this note (this "Note") or, if this Note is a demand note, whenever there is non-payment upon demand, the Rate of the interest on the unpaid principal and interest shall, at the option of Bank, become the Default Rate (defined on the reverse side).

                 Notwithstanding any other provision contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

                 Payment Schedule
                 All payments received hereunder may be applied, at Bank's
                 option, first to the payment of any expenses or charges
                 payable hereunder and accrued interest, with the balance
                 being applied to principal, or in such  other order as Bank shall determine.  Borrower may not prepay this Note, in
                 whole or in part, without the express consent of  Bank or
                 any holder hereof.  If any payment is not made in
                 immediately available funds, Bank may postpone the
                 crediting of such payment until the payment is actually
                 collected.
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
                  X   Demand/Time          Principal shall be in a single payment on Demand or, if demand is not sooner made
                      (with Demand         on April 30, 1995; interest thereon shall be paid:  ____ monthly or ____ quarterly,
                      Feature)             or  X  Per Letter Agreement commencing on ___________, 19___, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid interest at the time ofthe payment of the principal.


                 ___ Term                  Principal shall be paid in _________ (___) equal;___monthly, ____ quarterly, or
                                           _____ installments of $_________ each, commencing on_______________, 19___, together with accrued interest thereon atthe Rate set forth above, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on______________, 19_____.


                 ___ Term-Level            Principal and interest shall be paid in __________ (_____) equal; ___ monthly, __
                      Payments             ___ quarterly or _____________ installments of $____________ each, commencing on __________, 19___, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on ____________, 19____;
                                           provided that, if accrued interest on any payment date exceeds the installment amount set forth above, Borrower will pay an additional amount equal to such excess interest.

                 ___ Other                 ______________________________________________________________________________________
                                           _____________________________________________________________________________________


                 ___ If this box is checked, Borrower authorizes Bank to effect payment of sums due under this Note by means of debiting Borrower's account number _____________________; provided, that such authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof.


                 Jury Trial                Borrower, Obligors (defined onthe reverse side) and Bank each waive trial
                 Waiver and                by jury with respect to any action, claim, suit or proceedings on or arising out
                 Venue Agreement           of this note, the obligations, the conduct of the relationship between Bank and
                                           Borrower, and/or the conduct of the relationship between Bank and Obligors. Any litigations arising hereunder or related hereto may be tried by the North Carolina
                                           Courts for Mecklenburg County or the Federal Court of the Western District of
                                           North Carolina.

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                 The Security Provisions and Additional Terms and Conditions
                 Set Forth On The Reverse Side Of This Note Are A Part Of This Note.

                 Witness the hand(s) and seal(s) of the undersigned, each of the undersigned having adopted the word (Seal) as its seal for the purpose of executing and delivering this Note under Seal.

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
Witness/Attest:                                    Borrower:
_____________________________________              _____________________________(Seal)
                                                   Individual
_____________________________________              _____________________________(Seal)
                                                   Individual

                                                   One Price Clothing Stores, Inc.
                                                   Name of Corporation, Partnership, etc.

                                                   By:      Stephen A. Feldman        (Seal)

__________________________                         Title:   Chief Financial Officer

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(Reverse Side of Promissory Note)

Security
If this box is checked, repayment of this Note and all other obligations of Borrower to Bank or any holder hereof is secured by and Borrower hereby grant(s) a security interest in all collateral given by Borrower in connection with the loan evidenced by this Note, including any modifications, extensions or renewals thereof. "Obligations" of Borrower as used herein shall include this Note and all other obligations, liabilities or indebtedness of every kind of any party to this Note in whatever capacity to Bank, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing or arising. Bank is entitled to the benefits of the security agreements, pledge agreements, deeds of trust or other collateral documents executed in connection with this Note for all obligations. All collateral documents now or hereafter securing this Note and the obligations of Borrower are referred to herein as the "Security Documents." Failure to check this box shall not, however, affect the validity or enforceability of any security interest for the obligations created by the Security Documents or otherwise. A description of the collateral follows:






The collateral also includes the proceeds and products thereof and any and all additions, accessions and substitutions to or for the collateral, as well as any personal property or funds belonging to Borrower, which now or hereafter are in the control or possession of or on deposit in or with Bank for any reason or purpose.

Additional Terms and Conditions

1. The maker and any co-maker, any endorser hereof or any other party hereto or any guarantor hereof (collectively "Obligors") and each of them:
(i) waive(s) presentment, demand, notice of demand and notice of acceleration of maturity, protest, notice of protest and notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any of the Security Documents; (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or the Security Documents, or waivers of any term hereof or of the Security Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree(s) to no such action, failure to act or failure to exercise any rights or remedy on the part of Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Security Documents; and (iii) agree(s) to pay, on demand, all costs and expenses of collection of this Note or of any endorsement or guaranty hereof and/or the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitations, reasonable attorney's fees.

2. This Note is delivered in and shall be construed under the internal law and judicial decisions of the State of North Carolina, and the laws of the United States as the same might be applicable. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any of the Security Documents, Obligors, and each of them, irrevocably consent(s) to and confer(s) personal jurisdiction on the courts of the State of North Carolina or the United States courts located within the State of North Carolina, and expressly waive(s) any objections to the venue of the courts described on the front of this Note, and agree(s) that service of process may be made on Obligors by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law. The term "Bank" as used in this Note shall include Bank's successors, endorsees and assigns. The terms "Borrower" and "Obligors" as used in this Note shall include the respective successors, assigns, heirs and personal representatives thereto or thereof, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without the prior written consent of Bank.

3. The occurrence of any one or more of the following events shall constitute a default under this Note: (i) the failure to pay or perform any obligation, liability or indebtedness of any of Obligors to Bank, whether under this Note or any other agreement, note or instrument now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration, no prior demand therefor by Bank being necessary); (ii) the failure to pay or perform any other obligation, liability or indebtedness of any of Obligors whether to Bank or some other party, the security for which constitutes an encumbrance on the security for this Note; (iii) death of any of Obligors (if an individual), or a proceeding being filed or commenced against any of Obligors for dissolution or liquidation, or any of Obligors voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (iv) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor's relief law or for any adjustment of indebtedness, composition or extension by or against any of Obligors; (v) any attachment, lien or additional security interest being placed upon, or any seizure or forfeiture or, any of the property which is security for this Note; (vi) acquisition at any time or from time to time of title to the whole or any part of the property which is security for this Note by any person, partnership, corporation or other entity other than any of Obligors; (vii) Bank determining that any representation or warranty made by any of Obligors to Bank is, or was, untrue or materially misleading;
(viii) any default under the Security Documents; or (ix) Bank reasonably deeming itself insecure for any reason.


4. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of Obligors to Bank (however acquired or evidenced) shall, at the option of Bank, become forthwith due and payable, without presentment, notice, protest or demand of any kind for the payment of the whole or any part hereof (all of which are expressly waived by Obligors), and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall, at the option of Bank, be increased to the greater of (i) three percent (3%) over the contract rate (as shown on the face of this Note) or (ii) three percent (3%) over the Prime Rate of Bank (the rates of interest set forth in paragraph 4(b)(i) and 4(b)(ii) are herein alternatively called the "Default Rate"); and/or (c) to the extent permitted by law, a delinquency charge ("Late Fee") may be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment in default for more than fifteen days in the event interest is payable in arrears or for more than thirty days in the event interest is payable in advance. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the four percent (4%) Late Fee may be imposed not only with respect to regular installments of principal, interest, or interest and principal, but also with respect to any other payment in default under this Note (other than a previous Late
Fee), including, without limitation, a single payment of principal due at maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely fashion, subsequent payments will be applied first to the past due balance (which shall not include any previous Late Fees), specifically to the oldest maturing installment, and a separate late Fee will be imposed for each payment that becomes due until the default is cured. The provisions herein for a Default Rate an/or a Late Fee shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. If the Default Rate is a factor of the Prime Rate, the Default Rate will change each time and as of the date that the Prime Rate of Bank changes. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any payment hereunder, be deemed to be a part of the principal balance under this Note, and interest shall accrue on a daily compounded basis after such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Failure at any time to exercise any of the aforesaid options or any other rights of Bank shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of the aforesaid options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. If this Note is payable on demand, the acceptance by Bank of any partial payment from any of Obligors shall not affect the demand tenor of this Note. Bank is hereby authorized at any time to charge against any deposit accounts of any party of this Note, as well as any other property of such party at or under the control of Bank, without notice, any and all obligations of such party, whether due or not.

5. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.


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
Endorsements:

The undersigned endorser(s) hereby unconditionally undertake and agree to pay this Note in accordance with its terms and all other obligations of Borrower to Bank.

                         (Seal)                                                           (Seal)
Individual                                      (Name of Corporation,Partnership, etc).



                                                  By:
                         (Seal)
Individual                                        Title:


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